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                                                                      EXHIBIT 99
                     FORM OF REGISTRATION RIGHTS AGREEMENT
                     -------------------------------------

1.       Registration Procedures and Expenses.  Sherwin-Williams shall:


                 (a) as soon as practicable, but no later than thirty (30) days after the Closing Date established pursuant to that certain Agreement and Plan of Reorganization entered into between Sherwin-Williams and White Lightning Products Corp., prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on a form available for the sale of the Shares from time to time in the market or in privately-negotiated transactions;

                 (b) use its best efforts, subject to receipt of necessary information from the Shareholders, to cause such registration statement to become effective as soon as practicable after the filing thereof;

                 (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (i) the date all the Shares have been sold pursuant thereto or (ii) three
                          (3) years (or such shorter period as provided in Rule 144 of the Securities Act) from the date the Shares are received by the Shareholders;

                 (d) furnish to each Shareholder with respect to the Shares registered on such registration statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Shareholder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Shareholder, provided, however, that the obligation of Sherwin-Williams to deliver copies of prospectuses or preliminary prospectuses to the Shareholder shall be subject to the receipt by Sherwin-Williams of reasonable assurances from the Shareholder that the Shareholder will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

                 (e)      file documents required for blue sky clearance for
                          the sale of the Shares in states specified in writing by any Shareholder;
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                 (f)      bear all expenses in connection with the procedures
                          in paragraphs (a) through (e) of this Section 1 and the registration of the Shares on such registration statement and the satisfaction of the blue sky laws of such states, including but not limited to all registrations, exemptions, qualifications and filing fees, printing expenses, fees and disbursements of counsel for Sherwin-Williams, blue sky fees and expenses, and excluding any underwriting discounts and selling commissions, fees and expenses, if any, of separate counsel or other independent advisors to the Shareholder or other Shareholders.

         Sherwin-Williams understands that the Shareholder disclaims being an underwriter, but the Shareholder being deemed an underwriter shall not relieve Sherwin-Williams of any obligation it has hereunder.

2.       Transfer of Shares.


         Shareholder understands and agrees that the Shares will be or are restricted as to resale and agrees that Shareholder will only resell the Shares pursuant to an effective registration statement or an exemption from registration satisfactory to Sherwin-Williams for the removal of the restricted transfer legend on the Shares. After the registration of the Shares pursuant to Section 1 above, each Shareholder agrees that, during the period the registration statement remains effective, such Shareholder:

                 (a) will not affect any disposition of the Shares that would constitute a sale within the meaning of the Securities Act (a "Transfer") except as contemplated in the registration statement referred to in Section 1; and

                 (b) will not make any sale of the Shares without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied.

3.       Indemnification.  For the purposes of this Section 3:


                 (a) the term "Selling Stockholder" shall include the Shareholder and any affiliate of such Shareholder;

                 (b) the term "Registration Statement" shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to the registration statement referred to in Section 1; and

                 (c)      the term "untrue statement" shall include any untrue
                          statement or alleged untrue statement, or any omission or alleged omission to state in the registration statement a material fact required to be stated therein
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                or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.


         Sherwin-Williams shall defend, indemnify and hold harmless the Shareholders and each of them from any obligation, liability, claim, loss, cost, suit, damage, action, proceeding or cause of action including, without limitation, attorneys' fees and expenses (collectively, "Claims") arising from or pertaining to: (i) the registration of the Shares described in this Section IV and/or the registration or exemption of the Shares under state blue sky laws, including but not limited to all Claims arising under federal and state securities laws and including (except as expressly set forth below) any misrepresentation or omission of a material fact contained in the registration statement covering the Shares; and (ii) any failure by Sherwin-Williams to fulfill any undertaking included in the registration statement and/or this Section IV; provided, however, that the foregoing shall not apply and instead a Shareholder shall be obligated to defend, indemnify and hold harmless Sherwin-Williams (and each person, if any, that controls Sherwin-Williams within the meaning of Section 15 of the Securities Act, each officer of Sherwin-Williams who signs the registration statement, and each director of Sherwin-Williams) and the other Shareholders from any Claim if and to the extent such Claim arises from or pertains to (a) the failure of such indemnifying Shareholder to comply with the covenants and agreements contained in Sections 2 and 6 of this Section IV; and/or (b) any misrepresentation or omission of a material fact contained, as of the effective date of any registration statement covering the Shares, in information furnished to Sherwin-Williams by or on behalf of such indemnifying Shareholder specifically for use in the preparation of such registration statement.

         Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person.
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4.       TERMINATION OF CONDITIONS AND OBLIGATIONS.  The conditions precedent imposed upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the registration statement covering such Shares.

5. INFORMATION AVAILABLE. So long as any registration statement is effective covering the resale of Shares, Sherwin-Williams will furnish to each Shareholder:

                 (a) as soon as practicable after available (but in the case of Sherwin-Williams' Annual Report to Shareholders, within 120 days after the end of each fiscal year of Sherwin-Williams, if then available), one copy of (i) its Annual Report to Shareholders,
                          (ii) if not included in substance in the Annual Report to Shareholders, its annual report on Form 10-K, (iii) each of its Quarterly Reports to Shareholders, and its quarterly report on Form 10-Q, and (iv) a full copy of the particular registration statement covering the Shares (the foregoing, in each case, excluding exhibits); and

                 (b) upon the reasonable request of the Shareholder, all exhibits excluded by the parenthetical to subparagraph (a) (iv) of this Section 5 and all other information that is generally available to the public;

         and Sherwin-Williams, upon the reasonable request of the Shareholder, will meet with the Shareholder or a representative thereof at Sherwin-Williams' headquarters to discuss all information relevant for disclosure in any registration statement covering the Shares and will otherwise cooperate with any Shareholder conducting an investigation for the purpose of reducing or eliminating such Shareholders' exposure to liability under the Securities Act, including the production of information at Sherwin-Williams' headquarters.

6. NO SALE PERIODS. Sherwin-Williams will notify each Shareholder, at any time when a prospectus relating to the registered Shares is required to be delivered under the Securities Act, if Sherwin-Williams becomes aware of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated in the prospectus or necessary to make the statements made in the prospectus not misleading in the light of the then existing circumstances. Each Shareholder agrees not to effect a sale of the Shares pursuant to the registration statement during any period that Sherwin-Williams reasonably requests due to the existence of information relating to events outside the ordinary course of Sherwin-Williams' business that has not been publicly disclosed, it being understood and agreed that Sherwin-Williams is under no obligation to disclose any such information for the purpose of permitting any such sale.

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7.       NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified air mail, postage prepaid, and shall be deemed given when so mailed:

                 (a) if to Sherwin-Williams, to The Sherwin-Williams Company, Legal Department, 101 Prospect Avenue, N.W., Cleveland, Ohio 44115, Attn: Stephen J. Perisutti;

                 (b) if to the Shareholder, at the address as set forth in this document, or at such other address or addresses as may have been furnished to Sherwin-Williams in writing; or

                 (c) if to any transferee or transferees of the Shareholder, at such address or addresses as shall have been furnished to Sherwin-Williams at the time of the transfer or transfers, or at such other address or addresses as may have been furnished by such transferee or transferees to Sherwin-Williams in writing.

8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio and the United States of America.

9. SURVIVAL. The representations, covenants, rights and obligations set forth in this Agreement shall remain in effect throughout the effectiveness of any registration statement covering the Shares and for a period of six years thereafter.